Exhibit 99.1

Media Contact: Nicole Arena Double Forte 415.848.8103 narena@double-forte.com	Investor Contact: Seanna Allen Peet’s Coffee & Tea, Inc. 510.594.2196 investorrelations@peets.com

PEET’S COFFEE & TEA, INC. REPORTS THIRD QUARTER 2011 RESULTS
AND PROVIDES OUTLOOK FOR FISCAL 2012

EMERYVILLE, Calif. – November 1, 2011 – Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) today announced its third quarter 2011 results for the period ended October 2, 2011, which included 13 weeks.

In this release, the company:

•	Reports net revenue growth of 14% for the quarter

•	Reports third quarter diluted earnings per share of $0.11 and non-GAAP diluted earnings per share of $0.28

•	Expects 2011 full-year GAAP diluted earnings per share to be toward the higher end of the $1.27 to $1.34 range, which includes litigation-related expenses equating to $0.16 diluted earnings per share

•	Confirms 2011 full-year non-GAAP diluted earnings per share expected to be toward the higher end of the previous guidance range of $1.43 to $1.50

•	Provides 2012 guidance including net revenue growth of around 10% and diluted earnings per share of $1.70 to $1.80

Financial Highlights

	Third Quarter		%	Year to Date		%
	2011	2010	Change	2011	2010	Change

Net revenue, as reported	$91,208	$80,208	14%	$270,296	$242,180	12%

Net income per diluted share, as reported	$0.11	$0.28	-61%	$0.91	$0.81	12%

Non-GAAP net income per diluted share	$0.28	$0.28	0%	$1.07	$0.85	26%

For the 13 weeks ended October 2, 2011, net revenue increased 14% to $91.2 million from $80.2 million for the corresponding period of 2010.

Net income for the quarter was $1.5 million, or $0.11 per diluted share, compared to $3.8 million, or $0.28 per diluted share, for the corresponding period last year. Net income for the quarter includes the anticipated settlement and legal costs of a class action lawsuit ($2.2 million after tax). Excluding this item, non-GAAP diluted earnings per share would have been $0.28, equal to the third quarter of 2010.

“Our third quarter business performance was right on track with our plan for the year,” said Patrick O’Dea, CEO and president of Peet’s Coffee & Tea. “Our sales growth accelerated to 14% driven by strong grocery growth of 38%, and we weathered significantly higher coffee costs. We’re on target to finish the full year consistent with our previous non-GAAP guidance. Looking forward to 2012, we have existing plans in place to deliver strong sales and earnings growth, while continuing to invest in and explore additional growth initiatives.”

Consolidated Financial and Operating Summary

Retail net revenue increased 5% to $52.3 million for the 13 weeks ended October 2, 2011, from $49.8 million for the corresponding period last year. The increase was driven by a 7% increase in sales of beverages and pastries. The company opened one store in the quarter, ending the quarter with 194 stores versus 193 stores at the end of the third quarter 2010.

Specialty net revenue increased 28% to $38.9 million compared to $30.4 million for the corresponding period last year. Within the specialty business, grocery sales grew 38%, the foodservice and office business was up 18%, and home delivery sales were up 3% compared to the same period last year.

Cost of sales and related occupancy costs increased as a percentage of net revenue to 51.6%, compared to 47.5% for the corresponding period last year. The increase resulted primarily from higher coffee costs and to a lesser extent higher milk costs and a mix shift towards the specialty business, which has a higher cost of sales. Price increases across the channels and lower shipping expenses partially offset the impact of these higher costs.

Operating expenses decreased as a percentage of net revenue to 31.3%, compared to 33.1% for the corresponding period last year. The decrease was due primarily to a favorable mix shift to the specialty business, the impact of price increases across all channels, leveraging of overhead costs, and continued effective cost management in retail stores.

Litigation related expenses of $3.2 million include all costs incurred related to the pending settlement of a class action lawsuit that was filed in February 2010 against the company.

General and administrative expenses as a percentage of net revenue were 6.9%, compared to 7.2% for the corresponding period last year. General and administrative expenses increased to $6.3 million from $5.8 million for the corresponding period last year, primarily due to higher marketing spend.

Depreciation and amortization expenses as a percentage of net revenue decreased to 4.2%, compared to 4.9% for the corresponding period last year. Depreciation and amortization expenses were $3.9 million, consistent with last year.

The company ended the quarter with cash and cash equivalents plus investments of $12 million, compared to $49 million at year end 2010.

Fiscal 2011 Full-Year Outlook

The company provided the following full-year guidance for 2011:

•	Confirms full-year net revenue growth expected to be in the 10% to 12% range

•
Expects full-year GAAP diluted earnings per share to be toward the higher end of the $1.27 to $1.34 range. This guidance includes the anticipated settlement and legal costs of a class action lawsuit equating to $0.16 diluted earnings per share

•	Confirms full-year non-GAAP diluted earnings per share expected to be toward the higher end of the previous guidance range of $1.43 to $1.50

Fiscal 2012 Outlook

Looking ahead, Peet’s provided the following fiscal 2012 guidance:

•	Total net revenue growth of around 10%

•	Diluted earnings per share in the range of $1.70 to $1.80

Peet’s Coffee & Tea, Inc. Q3 2011 Conference Call

Peet’s will discuss its third quarter 2011 earnings via conference call today, November 1, 2011. The teleconference call will begin at 2:00 p.m. PT/5:00 p.m. ET and can be accessed by calling 1-866-748-8653. The call will be simultaneously webcast on Peet’s website at www.peets.com.

A replay of the teleconference will be available from 5:00 p.m. PT/8:00 p.m. ET on November 1, 2011 through 8:59 p.m. PT/11:59 p.m. ET on November 8, 2011, at 1-855-859-2056 or 1-404-537-3406 using access code 15966123. It will also be archived at http://investor.peets.com/events.cfm through November 1, 2012, at 8:59 p.m. PT/11:59 p.m. ET.

About Peet’s Coffee & Tea, Inc.

Peet’s Coffee & Tea, Inc. (NASDAQ: PEET) is the premier specialty coffee and tea company in the United States. The company was founded in 1966 in Berkeley, Calif. by Alfred Peet. Peet was an early tea authority who later became widely recognized as the grandfather of specialty coffee in the U.S. Today, Peet’s Coffee & Tea offers superior quality coffees and teas in multiple forms, by sourcing the best quality coffee beans and tea leaves in the world, adhering to strict high-quality and taste standards, and controlling product quality through its unique direct store delivery selling and merchandising system. Peet’s is committed to strategically growing its business through many channels while maintaining the extraordinary quality of its coffees and teas. For more information about Peet’s Coffee & Tea, Inc., visit www.peets.com.

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This press release contains statements that are not based on historical fact and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to forecasted net revenue and earnings per diluted share for both 2011 and 2012. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management, including financial and operational information, the company’s stock price volatility, commodity price expectations, and current competitive conditions. As a result, these statements are subject to various risks and uncertainties. The company’s actual results could differ materially from those set forth in forward-looking statements depending on a variety of factors including, but not limited to, general economic conditions, including the recent recession and its ongoing negative impact on consumer spending; volatility of commodity costs; court approval of the class action lawsuit settlement; potential future claims and litigation involving the company, and the company’s ability to manage its expenses related to such claims and litigation; the company’s ability to implement its business strategy, attract and retain customers, and obtain and expand its market presence in new geographic regions; the availability and cost of high-quality Arabica coffee beans; consumers’ tastes and preferences; and competition in its market as well as other risk factors as described more fully in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended January 2, 2011. These factors may not be exhaustive. The company operates in a continually changing business environment, and new risks emerge from time to time. Any forward-looking statements speak only as of the date of this press release.

PEET’S COFFEE & TEA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share amounts)

	October 2,	January 2,
	2011	2011

ASSETS

Current assets
Cash and cash equivalents	$5,890	$44,629
Short-term marketable securities	5,957	4,183
Accounts receivable, net	17,465	14,852
Inventories	60,486	33,534
Deferred income taxes - current	3,949	4,420
Prepaid expenses and other	12,629	7,798
Total current assets	106,376	109,416

Property, plant and equipment, net	90,919	97,279
Other assets, net	1,331	2,137

Total assets	$198,626	$208,832

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable and other accrued liabilities	$13,628	$9,138
Accrued compensation and benefits	7,686	11,555
Deferred revenue	5,778	7,102
Total current liabilities	27,092	27,795

Deferred income taxes - non current	596	46
Deferred lease credits	6,783	7,023
Other long-term liabilities	1,040	1,468
Total liabilities	35,511	36,332

Shareholders' equity
Common stock, no par value; authorized 50,000,000 shares;
issued and outstanding: 12,903,000 and 13,063,000 shares	60,470	81,995
Accumulated other comprehensive income	2	2
Retained earnings	102,643	90,503

Total shareholders' equity	163,115	172,500

Total liabilities and shareholders' equity	$198,626	$208,832

PEET’S COFFEE & TEA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010

Retail stores	$52,283	$49,791	$157,723	$150,422
Specialty sales	38,926	30,417	112,573	91,758
Net revenue	91,209	80,208	270,296	242,180

Cost of sales and related occupancy expenses	47,062	38,138	132,840	113,054
Operating expenses	28,554	26,526	84,583	81,301
Transaction related expenses	-	-	-	970
Litigation related expenses	3,181	(66)	3,260	(49)
General and administrative expenses	6,308	5,811	19,087	17,718
Depreciation and amortization expenses	3,865	3,947	11,665	11,844
Total costs and expenses from operations	88,970	74,356	251,435	224,838

Income from operations	2,239	5,852	18,861	17,342

Interest income, net	(9)	2	9	6

Income before income taxes	2,230	5,854	18,870	17,348

Income tax provision	714	2,091	6,730	6,279

Net income	$1,516	$3,763	$12,140	$11,069

Net income per share:
Basic	$0.12	$0.29	$0.94	$0.85
Diluted	$0.11	$0.28	$0.91	$0.81

Shares used in calculation of net income per share:
Basic	12,889	12,847	12,951	13,094
Diluted	13,278	13,425	13,357	13,706

PEET’S COFFEE & TEA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Thirty-nine weeks ended
	October 2,	October 3,
	2011	2010

Cash flows from operating activities:
Net income	$12,140	$11,069
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	13,397	13,456
Amortization of interest purchased	287	-
Stock-based compensation	3,024	2,457
Excess tax benefit from exercise of stock options	(7,892)	(1,579)
Tax benefit from exercise of stock options	7,142	1,311
Loss on disposition of assets and asset impairment	709	110
Deferred income taxes	1,021	-
Changes in other assets and liabilities:
Accounts receivable, net	(2,613)	1,541
Inventories	(26,952)	(14,424)
Prepaid expenses and other current assets	(4,831)	(2,332)
Other assets	(4)	26
Accounts payable, accrued liabilities and deferred revenue	(741)	(6,249)
Deferred lease credits and other long-term liabilities	(668)	389
Net cash (used in)/provided by operating activities	(5,981)	5,775

Cash flows from investing activities:
Purchases of property, plant and equipment	(7,696)	(8,396)
Proceeds from sales of property, plant and equipment	-	17
Changes in restricted investments	798	558
Proceeds from sales and maturities of marketable securities	6,323	-
Purchases of marketable securities	(8,384)	-
Net cash used in investing activities	(8,959)	(7,821)

Cash flows from financing activities:
Net proceeds from issuance of common stock	19,588	9,315
Purchase of common stock	(51,279)	(28,231)
Excess tax benefit from exercise of stock options	7,892	1,579
Net cash used in financing activities	(23,799)	(17,337)

Decrease in cash and cash equivalents	(38,739)	(19,383)
Cash and cash equivalents, beginning of period	44,629	47,934

Cash and cash equivalents, end of period	$5,890	$28,551

Non-cash investing activities:
Capital expenditures incurred, but not yet paid	$450	$641
Other cash flow information:
Cash paid for income taxes	3,042	5,402

PEET’S COFFEE & TEA, INC.

SEGMENT REPORTING
(Unaudited, in thousands)

	Retail		Specialty		Unallocated	Total
		Percent		Percent			Percent
		of Net		of Net			of Net
	Amount	Revenue	Amount	Revenue		Amount	Revenue

For the thirteen weeks ended October 2, 2011
Net revenue	$52,283	100.0%	$38,926	100.0%		$91,209	100.0%
Cost of sales and occupancy	24,207	46.3%	22,854	58.7%		47,061	51.6%
Operating expenses	20,630	39.5%	7,924	20.4%		28,554	31.3%
Litigation related expenses	3,181	6.1%				3,181	3.5%
Depreciation and amortization	2,714	5.2%	412	1.1%	$739	3,865	4.2%
Segment operating income	1,551	3.0%	7,736	19.9%	(7,048)	2,239	2.5%

For the thirteen weeks ended October 3, 2010
Net revenue	$49,791	100.0%	$30,417	100.0%		$80,208	100.0%
Cost of sales and occupancy	22,082	44.3%	16,056	52.8%		38,138	47.5%
Operating expenses	20,457	41.1%	6,069	20.0%		26,526	33.1%
Litigation related expenses	(66)	-0.1%				(66)	-0.1%
Depreciation and amortization	2,825	5.7%	426	1.4%	$696	3,947	4.9%
Segment operating income	4,493	9.0%	7,866	25.9%	(6,507)	5,852	7.3%

For the thirty-nine weeks ended October 2, 2011
Net revenue	$157,723	100.0%	$112,573	100.0%		$270,296	100.0%
Cost of sales and occupancy	70,143	44.5%	62,697	55.7%		132,840	49.1%
Operating expenses	61,497	39.0%	23,086	20.5%		84,583	31.3%
Litigation related expenses	3,260	2.1%				3,260	1.2%
Depreciation and amortization	8,182	5.2%	1,289	1.1%	$2,194	11,665	4.3%
Segment operating income	14,641	9.3%	25,501	22.7%	(21,281)	18,861	7.0%

For the thirty-nine weeks ended October 3, 2010
Net revenue	$150,422	100.0%	$91,758	100.0%		$242,180	100.0%
Cost of sales and occupancy	65,700	43.7%	47,354	51.6%		113,054	46.7%
Operating expenses	61,938	41.2%	19,363	21.1%		81,301	33.6%
Litigation related expenses	(49)	0.0%				(49)	0.0%
Depreciation and amortization	8,441	5.6%	1,315	1.4%	$2,088	11,844	4.9%
Segment operating income	14,392	9.6%	23,726	25.9%	(20,776)	17,342	7.2%

NON-GAAP FINANCIAL INFORMATION

The following reconciliation and non-GAAP financial information are provided to assist the reader with understanding the financial impact of certain transaction- and litigation-related expenses. Management believes this information is relevant because the nature and magnitude of these expenses do not reflect our on-going operating performance.

PEET'S COFFEE & TEA, INC.

Reconciliation of Non-GAAP Financial Information to Net Income
(Unaudited, in thousands, except per share data)

	Thirteen	Thirteen	Thirty-Nine	Thirty-Nine
	weeks ended	weeks ended	weeks ended	weeks ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010

Net Income
Net income, as reported	$1,516	$3,763	$12,140	$11,069
Transaction expense, net of tax	-	-	-	619
Litigation-related expenses, net of tax	2,163	(42)	2,097	(31)
Non-GAAP net income	$3,679	$3,721	$14,237	$11,657

Net Income Per Diluted Share *
Net income per diluted share, as reported	$0.11	$0.28	$0.91	$0.81
Transaction expense, net of tax	-	-	-	0.05
Litigation-related expenses, net of tax	0.16	-	0.16	-
Non-GAAP net income per diluted share	$0.28	$0.28	$1.07	$0.85

* per share data may not sum due to rounding